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Exhibit 23.2

CONSENT OF STONEFIELD JOSEPHSON, INC.

INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

    The undersigned independent certified public accounting firm hereby consents to the inclusion of its report on the financial statements of Zeros & Ones, Inc. for the years ending December 31, 1999 and December 31, 2000, and to the reference to it as experts in accounting and auditing relating to said financial statements, in the Registration Statement on Form SB-2 for Zeros & Ones, Inc., dated October 15, 2001.

/s/ Stonefield Josephson Accountancy Corporation STONEFIELD JOSEPHSON ACCOUNTANCY CORPORATION
Santa Monica, California October 15, 2001

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  Exhibit 23.2
CONSENT OF STONEFIELD JOSEPHSON, INC. INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS